EXHIBIT 10-16


                                 PROMISSORY NOTE


Maker:                              MedStrong International Corporation
Maker's Mailing Address:            500 Silver Spur Road, Suite 101
                                    Rancho Palos Verdes, California 90274




Payee: Sid Patterson

Payee's
Mailing Address:   99 Madison Avenue, Ninth Floor
                   New York, NY   10016

Payee's Social Security Number:

Principal Amount: Twenty-Five Thousand and No/100 Dollars ($25,000)

Effective Date: January 15, 2004

Annual Interest Rate on Unpaid Principal from Effective Date:
                                                Fifteen Percent (15%) per annum.

Annual Interest Rate on Matured, Unpaid Amounts:
                                                Fifteen Percent (15%) per annum.

Terms of Payment (principal and interest): The entire amount of principal is payable in one installment 60 days from the Effective Date. Maker reserves the right to prepay this Promissory note in any amount at any time prior to maturity without penalty. Interest on the unpaid principal balance of this Promissory Note shall be due and payable on the last business day of each calendar month following the Effective Date of this Promissory Note and the date on which this Promissory Note matures or shall be paid in full.

8. General. Maker promises to pay to Payee at the place of payment, and according to the terms of payment, the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

9. Default Penalty. If there occurs an Event of Default (as defined below in paragraph 7), then Maker shall, on the last business day of each calendar month until all such defaults are cured, pay to the Payee the sum of $200.00, as a late payment penalty (the "Late Payment Penalty"). Regardless of the number of Events of Default, the Late Payment Penalty shall not exceed $200.00 in any calendar month.

10. Costs of Collection. If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorneys' fees and court costs, in addition to other amounts due.

11. Savings Clause. Interest and Late Payment Penalties on the debt evidenced by this Promissory Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

12.  Representation of Payee. Payee represents and warrants to Maker as follows:

     (c) Payee acknowledges that this Promissory Note evidences a debt owed by the Maker to Payee and is not intended to be or constitute a security (debt or otherwise) and as such is not a security subject to federal or state securities laws.

     (d) Payee acknowledges and agrees that this Promissory Note is not negotiable and is not transferable without the express written consent of the Maker.

     (c) Payee has received and examined all information concerning Maker which Payee considers necessary to making an informed decision regarding the loan represented by this Promissory Note (the "Loan"). In addition, Payee has had the opportunity to ask questions of, and receive answers from, the officers and agents of Maker concerning Maker and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as Payee deemed necessary to verify the accuracy of the information referred to herein.

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     (d)  The Payee  acknowledges  and understands  that: (i) the Maker will use the Loan for a Business which currently is in the  development  stage,
          (ii) the Loan will not be sufficient to provide the Maker with the necessary funds to achieve its business plan, (iii) the Maker may never be able to raise sufficient funds to achieve its business plan,
          (iv) this Promissory Note will not be guaranteed, and (v) the Payee bears the economic risk of losing the Loan and never being repaid.

13. Governing Law. This Promissory Note, and all rights and remedies hereunder, will be governed by the laws of the State of New York.

14. Event of Default. An "Event of Default" shall have occurred if Maker fails to pay any payment of principal or interest on this Promissory Note when due.


                                  MAKER:    MedStrong International Corp.

                                  By /S/  Jerry R. Farrar
                                     -------------------
                                  Name:   Jerry R. Farrar
                                  Title:  President

The undersigned Payee hereby confirms the representations and warranties made by the Payee set forth above.


                                   Payee

                                   /S/ Sid Patterson
                                   -----------------